UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2025

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Apex Drive, Suite 300A, PMB 2006
Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	PHIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Principal Financial Officer and Principal Accounting Officer

On June 6, 2025, the Board of Directors (the “Board”) of Phio Pharmaceuticals Corp. (the “Company”) designated Lisa Carson, VP, Finance and Administration of the Company, as the Company’s principal financial officer and principal accounting officer, effective as of June 6, 2025.

Ms. Carson, 59, has more than 20 years of finance and accounting leadership experience. From March 2020 to November 2024, she was at Prelude Therapeutics Incorporated, most recently as VP, Finance and Controller, where she supported the company’s IPO and expansion. Ms. Carson also held leadership roles at TELA Bio, Inc. and PhaseBio Pharmaceuticals, Inc. Ms. Carson obtained her B.S. in accounting from West Chester University of Pennsylvania.

The Company has entered into an offer letter, dated April 18, 2025, and effective as of May 12, 2025 (the “Offer Letter”), with Ms. Carson. The Offer Letter provides that Ms. Carson is entitled to an initial annual base salary of $290,000 and is eligible to receive an annual bonus of up to 30% of her annual base salary, based on the achievement of certain performance goals established annually by the Board. In connection with her appointment as VP, Finance and Administration, Ms. Carson also received a one-time sign-on stipend of $25,000. Pursuant to the Offer Letter, Ms. Carson is employed as an “at-will” employee of the Company and has no specified term as VP, Finance and Administration.

Ms. Carson is also eligible to participate in the Company’s 2020 Long Term Incentive Plan, as amended and restated, and other benefits available to the Company’s executive officers. In addition, the Company will enter into an indemnification agreement with Ms. Carson on terms substantially similar to the terms of the form of indemnification agreement filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on April 1, 2024.

The foregoing summary of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

There are no family relationships between Ms. Carson and any director or executive officer of the Company. There are no transactions between Ms. Carson and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Robert Infarinato ceased serving as the Company’s principal financial officer and principal accounting officer, effective as of June 6, 2025. Also effective June 6, 2025, Mr. Infarinato, who was previously the Company’s Chief Financial Officer, now serves as VP, Strategic Development of the Company.

On June 6, 2025, the Company issued a press release announcing Ms. Carson’s appointment as VP, Finance and Administration and Mr. Infarinato’s appointment as VP, Strategic Development. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Offer Letter, executed April 21, 2025 by and between the Company and Lisa Carson
99.1	Press Release, dated June 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: June 12, 2025	By:	/s/ Robert Bitterman
	Name: Title:	Robert Bitterman President & Chief Executive Officer

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